UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2014

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2014 Annual Meeting of Stockholders on May 29, 2014. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 195,969,401 shares of common stock of a total of 212,500,992 shares entitled to vote at the meeting.
The results of the vote taken at the Annual Meeting with respect to the election of the nominees to be Class I Directors were as follows:

		Votes	Broker
Class I Director Nominees	Votes For	Withheld	Non-Votes
Marc P. Lefar	167,843,720	3,658,870	24,466,811
Carolyn Katz	168,571,922	2,930,668	24,466,811
John J. Roberts	166,892,065	4,610,525	24,466,811
Carl Sparks	167,641,540	3,861,050	24,466,811

The terms of the following directors, who were not up for re-election at the Annual Meeting, will continue: Jeffrey A. Citron, Morton David, Stephen Fisher, Michael A. Krupka, David C. Nagel, and Margaret M. Smyth.
The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified with 193,621,248 votes in favor, 2,169,059 votes against, and 179,094 abstentions. There were no broker non-votes.
The Company's advisory vote to approve executive compensation was approved with 92,993,768 votes in favor, 78,468,682 votes against, 40,140 abstentions, and 24,466,811 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: May 30, 2014	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

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